1300 Main Street, P.O. Box 130 • Atchiston, Kansas 66002-0130 913.367.1480 • 800.255.0302 • Fax 913.367.0192 www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ	NEWS RELEASE

Contact:  Steve Pickman at 913-367-1480

FOR IMMEDIATE RELEASE:	MGPI FILES PATENT INFRINGEMENT SUIT AGAINST MANILDRA MILLING

         ATCHISON, Kan., June 18, 2004 — MGP Ingredients, Inc. (MGPI/Nasdaq) announced today that it has filed an action in the Kansas U.S. District Court alleging patent infringement against Manildra Milling Corporation. The action was filed following Manildra’s recent announcement that it would soon begin offering a new resistant wheat starch referred to as GemStar R70. MGPI’s complaint alleges that Manildra’s actions infringe on a patent relating to food grade starches resistant to alpha-amylase degradation that has been exclusively licensed to MGPI. MGPI is seeking an injunction and a triple damage award.

         Regarding the lawsuit, Ladd Seaberg, president and chief executive officer of MGPI, commented, “this is a very important patent to MGPI. We produce and market our MGPI FiberStar™ line of ingredients under it. We intend to protect our patent rights.”

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